EXHIBIT 99.1



FOR IMMEDIATE RELEASE                         Press Contact:
---------------------                         Stacy Roth
                                              FIND/SVP Inc.
                                              Director, Corporate Communications
                                              (212) 463-6350
                                              sroth@findsvp.com
                                              -----------------

                                              Investor Contact:
                                              Charles Messman
                                              The MKR Group
                                              (626) 395-9500
                                              charles@mkr-group.com
                                              ---------------------



                        FIND/SVP REPAYS OUTSTANDING DEBT


New York, May 26, 2004--FIND/SVP, Inc., (OTCBB:FSVP), a leading provider of business advisory, research and consulting services, today announced that it had used a portion of the proceeds received from its recently completed private equity financing to repay all of its outstanding debt of approximately $5.5 million.

The Company believes that the repayment of debt will result in approximately $900,000 of interest expense savings annually on FIND/SVP's income statement. As a result of the debt repayment, the Company expects to recognize a non-recurring, non-cash pre-tax charge of approximately $1.2 million in the current second quarter, representing interest expense on the accretion of the carrying value of the debt to its face value, and the write-off of unamortized deferred financing fees.

The Company also announced that it has decided to formally abandon the lease on one of its three New York City locations. The Company believes that the lease abandonment will result in approximately $400,000 of rent and depreciation expense savings annually on the Company's income statement. As a result, the Company expects to take an additional non-recurring pre-tax charge to earnings of approximately $500,000 in the current second quarter, representing the total value of all remaining rent obligations and the amortization of remaining leasehold improvements.

"These two independent financial initiatives are expected to have a decidedly positive impact on the operating profitability of FIND/SVP. We now have a debt-free balance sheet and a strong capital base to support our organic and external growth initiatives," said David M. Walke, chief executive officer.

"Furthermore, the lease expense we were carrying on the abandoned office space is significant, and the one-time recognition of this expense improves our ability to present a more meaningful perspective of our operating performance going forward," Mr. Walke stated.

FORWARD-LOOKING STATEMENTS

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth-certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and appropriately disclosed its results.

ABOUT FIND/SVP

FIND/SVP, Inc. (http://www.findsvp.com) is a knowledge services company that offers a full suite of custom business intelligence, advisory, research, and consulting solutions to address clients' critical business issues. FIND/SVP helps executives enhance their business performance and profit from opportunities through targeted research and advisory work, providing its over 1,500 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is the second largest member of the global SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide.